Exhibit g.1.g

EXECUTION

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) dated September 1, 2019 is by and between Virtus Alternative Solutions Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Asset Trust, Virtus Retirement Trust and Virtus Variable Insurance Trust, (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Custody Agreement dated as of March 21, 2014, as amended (the “Agreement”) relating to BNY Mellon’s provision of custody services. A Joinder Agreement and Amendments to Custody Agreement were entered into among the parties on September 5, 2017, December 1, 2018, March 8, 2019 and May 22, 2019 for the purpose of amending the Agreement and adding or removing certain Funds.

B.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

EXECUTION

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

VIRTUS ALTERNATIVE SOLUTIONS TRUST
VIRTUS EQUITY TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS ASSET TRUST
VIRTUS RETIREMENT TRUST
VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President, Chief Financial Officer & Treasurer

Address for Notices:

[Applicable Fund(s)]
One Financial Plaza
Hartford, Connecticut 06103

Attention: Suneeta Krishnan

With a copy to:
Virtus Fund Services, LLC

One Financial Plaza
Hartford, Connecticut 06103

Attention: Counsel

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy
Name:	Donald Brophy
Title:	Vice President

Address for Notices:
The Bank of New York Mellon
240 Greenwich Street
New York, New York 10286

Attention: General Counsel

EXECUTION

SCHEDULE I

THIS SCHEDULE I, amended and restated as of September 1, 2019, is the Schedule I to that certain Custody Agreement dated as of March 21, 2014, as amended, between each investment company on Schedule I and The Bank of New York Mellon.

List of Funds and Portfolios

VIRTUS ALTERNATIVE SOLUTIONS TRUST
Virtus Aviva Multi-Strategy Target Return Fund
Virtus Duff & Phelps Select MLP and Energy Fund
Virtus KAR Long/Short Equity Fund

VIRTUS EQUITY TRUST
Virtus KAR Capital Growth Fund
Virtus KAR Global Quality Dividend Fund
Virtus KAR Mid-Cap Core Fund
Virtus KAR Mid-Cap Growth Fund
Virtus KAR Small-Cap Core Fund
Virtus KAR Small-Cap Growth Fund
Virtus KAR Small-Cap Value Fund
Virtus KAR Small-Mid Cap Core Fund
Virtus Rampart Enhanced Core Equity Fund
Virtus SGA Emerging Markets Growth Fund
Virtus SGA Global Growth Fund
Virtus Tactical Allocation Fund

VIRTUS OPPORTUNITIES TRUST
Virtus Duff & Phelps Global Infrastructure Fund
Virtus Duff & Phelps Global Real Estate Securities Fund
Virtus Duff & Phelps International Real Estate Securities Fund
Virtus Duff & Phelps Real Estate Securities Fund
Virtus Herzfeld Fund
Virtus Horizon Wealth Masters Fund
Virtus KAR Emerging Markets Small-Cap Fund
Virtus KAR International Small-Cap Fund
Virtus KAR International Small-Mid Cap Fund[1]
Virtus Newfleet Core Plus Bond Fund (formerly, Virtus Newfleet Bond Fund)
Virtus Newfleet High Yield Fund
Virtus Newfleet Low Duration Core Plus Bond Fund (formerly, Virtus Newfleet Low Duration Income Fund)
Virtus Newfleet Multi-Sector Intermediate Bond Fund
Virtus Newfleet Multi-Sector Short Term Bond Fund
Virtus Newfleet Senior Floating Rate Fund
Virtus Newfleet Tax-Exempt Bond Fund
Virtus Rampart Alternatives Diversifier Fund
Virtus Rampart Equity Trend Fund
Virtus Rampart Multi-Asset Trend Fund
Virtus Rampart Sector Trend Fund

1 Effective on or about October 2, 2019.

EXECUTION

Virtus Vontobel Emerging Markets Opportunities Fund
Virtus Vontobel Foreign Opportunities Fund
Virtus Vontobel Global Opportunities Fund
Virtus Vontobel Greater European Opportunities Fund

VIRTUS ASSET TRUST
Virtus Ceredex Large-Cap Value Equity Fund
Virtus Ceredex Mid-Cap Value Equity Fund
Virtus Ceredex Small-Cap Value Equity Fund
Virtus Seix Core Bond Fund
Virtus Seix Corporate Bond Fund
Virtus Seix Floating Rate High Income Fund
Virtus Seix High Grade Municipal Bond Fund
Virtus Seix High Income Fund
Virtus Seix High Yield Fund
Virtus Seix Investment Grade Tax-Exempt Bond Fund
Virtus Seix Short-Term Bond Fund
Virtus Seix Short-Term Municipal Bond Fund
Virtus Seix Total Return Bond Fund
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund
Virtus Seix U.S. Mortgage Fund
Virtus Seix Ultra-Short Bond Fund
Virtus Silvant Large-Cap Growth Stock Fund
Virtus Silvant Small-Cap Growth Stock Fund
Virtus SGA International Growth Fund (formerly, Virtus WCM International Equity Fund)
Virtus Zevenbergen Innovative Growth Stock Fund

VIRTUS RETIREMENT TRUST
None

VIRTUS VARIABLE INSURANCE TRUST
Virtus Duff & Phelps Real Estate Securities Series
Virtus KAR Capital Growth Series
Virtus KAR Small-Cap Growth Series
Virtus KAR Small-Cap Value Series
Virtus Newfleet Multi-Sector Intermediate Bond Series
Virtus Rampart Enhanced Core Equity Series
Virtus SGA International Growth Series (formerly, Virtus Duff & Phelps International Series)
Virtus Strategic Allocation Series